UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 14, 2006

UNITED FUEL & ENERGY CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-68008	91-2037688
(Commission File Number)	(IRS Employer Identification No.)

405 N. Marienfeld, 3rd Floor, Midland, Texas	79701
(Address of Principal Executive Offices)	(Zip Code)

(432) 571-8049
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Election of Director

On August 14, 2006, our Board of Directors expanded the number of our Board members from three to four and unanimously elected E.H. (Gene) Dewhurst, 59, to fill the newly created vacancy.

Mr. Dewhurst is a Managing General Partner of a partnership that is a limited partner in Falcon Seaboard Investment Company, L.P. On April 25, 2006, Falcon Seaboard Investment Company, L.P. purchased 3,000 shares of our Series A Preferred Stock at $1,000 per share in a private offering. At the time of the purchase of Series A Preferred Stock by Falcon Seaboard Investment Company, L.P. we discussed the possibility of adding Mr. Dewhurst or another Falcon representative to our Board at some time in the future. At the time of the investment, Thomas E. Kelly, our Chairman, and Charles McArthur, our Chief Executive Officer entered into a Voting Agreement with Falcon Seaboard Investment Company, L.P., pursuant to which they have agreed to vote (or cause to be voted) all of their shares (and any and all securities issued or issuable in respect thereof) in favor of electing one member designated by Falcon Seaboard Investment Company, L.P. to the Issuer’s board of directors and against (or to otherwise withhold votes from) any nominees for election to the Issuer’s board of directors to whom Falcon Seaboard Investment Company, L.P. has notified them that it reasonably objects.

Appointment of Officer

Effective August 16, 2006, Dexter “Woody” Woodworth, 54, was appointed as our Vice-President of Information Technology. Mr. Woodworth has been an independent consultant since 1984. In his professional practice, Mr. Woodworth has focused on competitiveness in manufacturing through the application of modern methods and technologies. Mr. Woodworth’s experience encompasses 35+ years in manufacturing, engineering, quality, customer service, and information systems and has included work in high volume manufacturing, batch processing; semiconductor, automotive, disc drives, electronics and capital equipment companies. In addition to his consulting practice, Mr. Woodworth has held the position of Vice-President of Quality, Information Technology and Service for two high technology companies. Mr. Woodworth holds a B.S. in Business from General Motors Institute where he graduated with distinction and also holds a M.S. in Systems Management from the University of Southern California.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED FUEL & ENERGY CORPORATION

Date: August 18, 2006	By:	/s/ Bobby W. Page
Bobby W. Page
Vice-President and Chief Financial Officer